July 9, 2013 The WhiteWave Foods Company 12002 Airport Way Broomfield, CO 80021

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-189338) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 14, 2013 for the registration of the offer and sale by Dean Foods Company, a Delaware corporation (“Dean Foods”), of up to 34,400,000 shares (the “Shares”) of Class A Common Stock, $0.01 par value per share, of The WhiteWave Foods Company, a Delaware corporation (the “Company”), including Shares that may be sold upon the exercise of an over-allotment option by the Underwriters (as defined below).

The Shares are to be sold pursuant to (i) an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company, Dean Foods, the several underwriters named in Schedule 1 thereto (the “Underwriters”), for which J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”), and the Representatives (or their affiliates) named in Schedule 2 thereto (the “Selling Stockholders”) and (ii) an Exchange Agreement to be entered into by and among Dean Foods, the Selling Stockholders and, for certain limited purposes, the Company (the “Exchange Agreement”), the forms of which will be filed as Exhibit 1.1 and Exhibit 10.45, respectively, to the Registration Statement.

We are acting as counsel for the Company in connection with the registration of the offer and sale of the Shares in the manner described in the Registration Statement. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Exchange Agreement, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, minutes of actions of the Board of Directors of Dean Foods, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents and instruments as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

The WhiteWave Foods Company

July 9, 2013

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Erika L. Robinson

Erika L. Robinson, a Partner